EXHIBIT (A)(8)
                                                                  --------------


                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             NORTH TRACK FUNDS, INC.


           North Track Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company Act of 1940, pursuant to Section 2-208 of the Maryland General Corporation Law, and by a majority of the entire Board of Directors at a meeting on August 6, 2003, has taken action to establish and designate a new series of its common stock, to be known as the Sector Growth Fund. The Corporation and the Board has established and designated 150,000,000 shares of its previously authorized but unissued common stock, 1/10 of $0.01, ($0.001) par value per share. Shares of such series shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and other conditions of redemption as set forth in Section 7.2 of North Track Funds, Inc.'s Articles of Incorporation. With the addition of this series, the presently designated series of shares of North Track Funds, Inc.'s common stock consist of the following:

           Series                                               No. of Shares
           ------                                               -------------
           Wisconsin Tax-Exempt Fund                               50,000,000

           Tax-Exempt Fund                                         50,000,000

           Government Fund                                         50,000,000

           S&P 100 Plus Fund                                       50,000,000

           Achievers Fund                                          50,000,000

           Select Value Fund                                       50,000,000

           PSE Tech 100 Index Fund                                150,000,000

           Managed Growth Fund                                     50,000,000

           Dow Jones U.S. Health Care Plus Fund                   150,000,000

           Dow Jones U.S. Financial Services Plus Fund            150,000,000

           Sector Growth Fund                                     150,000,000

           Cash Reserve Fund                                      500,000,000

           This action does not alter the number of authorized shares of North Track Funds, Inc., which consists of ten billion shares, par value $0.001 per share. The Board of Directors has taken this action pursuant to the powers conferred upon it under Section 7.1 of North Track Funds, Inc.'s Articles of Incorporation and Section 2.208 of the Maryland General Corporation Law.

                                        NORTH TRACK FUNDS, INC.


                                        By: /s/ David G. Stoeffel
                                            ----------------------------------
                                            David G. Stoeffel, Chief
                                            Financial Officer


                                        Attest:


                                            /s/ S. Charles O'Meara
                                            ----------------------------------
                                            S. Charles O'Meara, Secretary

Dated: September __, 2003












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

STATE OF WISCONSIN  )
                    ) SS
COUNTY OF MILWAUKEE )

           On this _____ day of September, 2003, before me, a Notary Public for the State and County set forth above, personally came David G. Stoeffel, as President, and S. Charles O'Meara, as Secretary of North Track Funds, Inc., and in their said capacities each acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

           IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.


                                        /s/
                                        --------------------------------------
                                        Notary Public
(SEAL)

My Commission Expires:
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